Exhibit 99.1

ChannelAdvisor Reports Third Quarter 2022 Results

Research Triangle Park, NC - November 7, 2022 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter and nine months ended September 30, 2022.

Third Quarter 2022 Highlights
GAAP
• Total revenue was $43.5 million, which was within the guidance range announced in August 2022. However, revenue was negatively impacted by foreign currency exchange rate fluctuations during the quarter and year to date. If exchange rates had remained the same as were in effect for the previous quarter, which was the basis for the August guidance, total revenue would have been $44.2 million, which would have exceeded the high-end of our guidance range. If foreign currency exchange rates had remained the same as were in effect for the third quarter of the prior year, total revenue would have been $45.2 million.
• Subscription revenue increased 7% year-over-year, and would have been 12% before the impact from year-over-year changes in foreign currency exchange rates.
• Brands revenue increased 10% year-over-year, and would have been 16% before the impact from year-over-year changes in foreign currency exchange rates.
• Brands subscription revenue grew 11% year-over-year, and would have been 18% before the impact from year-over-year changes in foreign currency exchange rates, and represented 49% of total subscription revenue.
• Cash and cash equivalents were $88.1 million, an increase of $3.9 million since June 30, 2022.

Non-GAAP
•Adjusted EBITDA of $10.1 million and adjusted EBITDA margin of 23% exceeded the high-end of the guidance range.
•Free cash flow for the nine months ended September 30, 2022 of $16.2 million, or $0.53 per diluted share based on 30.8 million diluted weighted average shares outstanding.

Merger Agreement and Proposed Acquisition by CommerceHub
As announced on September 6, 2022, we have entered into a merger agreement with CommerceHub. Under the terms of the agreement, CommerceHub will acquire all outstanding shares of ChannelAdvisor common stock. ChannelAdvisor stockholders will receive $23.10 per share in cash, representing a premium of approximately 57% over the company's closing stock price on September 2, 2022. We have called a special meeting of our stockholders to be held on November 11, 2022 for the approval of the Merger Agreement. The closing of the merger is subject to approval of our stockholders and the satisfaction or waiver of a number of customary closing conditions.
Due to the company's pending transaction with CommerceHub, we will not be providing guidance for the fourth quarter or full fiscal year 2022. In addition, as is customary during the pendency of an acquisition, we will not be hosting a conference call in conjunction with this earnings release. For further details and discussion of our financial performance please refer to our quarterly report on Form 10-Q for the quarter ended September 30, 2022.

Exhibit 99.1
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA and adjusted EBITDA margin and free cash flow and free cash flow per diluted share. We also may provide information regarding non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP operating margin. Adjusted EBITDA and adjusted EBITDA margin exclude depreciation, amortization, income tax expense, net interest (income) expense, and stock-based compensation expense. For 2022 only, adjusted EBITDA excludes merger-related costs, lease abandonment and related costs and headquarters relocation costs. For 2021 only, adjusted EBITDA excludes the change in fair value of acquisition-related contingent consideration (which increased GAAP operating income). Adjusted EBITDA margin is equal to adjusted EBITDA divided by GAAP revenue. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and payment of capitalized software development costs. Non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses exclude stock-based compensation expense and the other items excluded from adjusted EBITDA described above, as applicable. Non-GAAP gross margin is equal to non-GAAP gross profit divided by GAAP revenue. Non-GAAP operating margin is equal to non-GAAP income from operations divided by GAAP revenue.
ChannelAdvisor believes that these non-GAAP financial measures provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading multichannel commerce platform whose mission is to connect and optimize the world’s commerce. For over two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers across the entire buying cycle, optimizing their operations for peak performance, and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their e-commerce operations on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements

Exhibit 99.1
regarding our proposed acquisition by CommerceHub. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to consummate the proposed transaction with CommerceHub in a timely manner or at all and potential delays in consummating the proposed transaction; the satisfaction or waiver of closing conditions to the consummation of the proposed transaction with CommerceHub, including with respect to the approval of our stockholders; and the other risks detailed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of the COVID-19 pandemic on global economic conditions and on our revenues and financial performance; our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Investor Contact:
Raiford Garrabrant
ChannelAdvisor Corporation
raiford.garrabrant@channeladvisor.com
919-228-4817

Media Contact:
Caroline Riddle
ChannelAdvisor Corporation
caroline.riddle@channeladvisor.com
919-439-8026

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$88,115	$100,567
Accounts receivable, net of allowance of $241 and $279 as of September 30, 2022 and December 31, 2021, respectively	25,675	28,886
Prepaid expenses and other current assets	14,823	15,497
Total current assets	128,613	144,950
Operating lease right of use assets	5,172	2,856
Property and equipment, net of accumulated depreciation of $24,096 and $23,096 as of September 30, 2022 and December 31, 2021, respectively	9,212	7,682
Goodwill	28,209	30,042
Intangible assets, net	2,292	3,079
Deferred contract costs, net of current portion	18,648	17,951
Long-term deferred tax assets, net	28,368	32,616
Other assets	618	796
Total assets	$221,132	$239,972
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,057	$1,457
Accrued expenses	14,631	12,644
Deferred revenue	28,727	29,942
Other current liabilities	1,633	4,831
Total current liabilities	46,048	48,874
Long-term operating leases, net of current portion	4,787	1,182
Other long-term liabilities	1,069	1,718
Total liabilities	51,904	51,774
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,915,564 and 30,188,595 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	29	30
Additional paid-in capital	282,716	300,875
Accumulated other comprehensive loss	(6,609)	(2,237)
Accumulated deficit	(106,908)	(110,470)
Total stockholders' equity	169,228	188,198
Total liabilities and stockholders' equity	$221,132	$239,972

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$43,490	$41,575	$128,589	$122,284
Cost of revenue (1) (2)	10,273	10,100	31,062	28,041
Gross profit	33,217	31,475	97,527	94,243
Operating expenses (1) (2):
Sales and marketing	16,143	15,482	48,245	45,273
Research and development	5,389	5,364	16,192	16,799
General and administrative	9,984	7,075	24,654	18,792
Total operating expenses	31,516	27,921	89,091	80,864
Income from operations	1,701	3,554	8,436	13,379
Other income (expense):
Interest income (expense)	234	(30)	251	(96)
Other income (expense)	5	(29)	5	(164)
Total other income (expense)	239	(59)	256	(260)
Income before income taxes	1,940	3,495	8,692	13,119
Income tax expense (benefit)	2,039	(34)	5,130	(427)
Net (loss) income	$(99)	$3,529	$3,562	$13,546
Net (loss) income per share:
Basic	$—	$0.12	$0.12	$0.46
Diluted	$—	$0.11	$0.12	$0.43
Weighted average common shares outstanding:
Basic	28,815,362	29,931,173	29,674,219	29,665,439
Diluted	29,955,554	31,474,314	30,793,498	31,295,737

(1) Includes stock-based compensation as follows:
Cost of revenue	$252	$169	$748	$665
Sales and marketing	1,060	928	2,707	2,744
Research and development	591	567	1,628	1,869
General and administrative	1,476	1,451	4,902	4,461
	$3,379	$3,115	$9,985	$9,739

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,186	$1,100	$3,500	$3,409
Sales and marketing	76	85	221	356
Research and development	30	32	93	139
General and administrative	205	368	647	1,160
	$1,497	$1,585	$4,461	$5,064

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$3,562	$13,546
Adjustments to reconcile net income to cash and cash equivalents provided by operating activities:
Depreciation and amortization	4,461	5,064
Bad debt expense (recovery)	260	(99)
Stock-based compensation expense	9,985	9,739
Deferred income taxes	3,726	(875)
Other items, net	(1,229)	(1,982)
Changes in assets and liabilities:
Accounts receivable	1,510	(583)
Prepaid expenses and other assets	842	79
Deferred contract costs	(2,345)	(4,884)
Accounts payable and accrued expenses	1,152	86
Deferred revenue	47	6,388
Cash and cash equivalents provided by operating activities	21,971	26,479
Cash flows from investing activities
Purchases of property and equipment	(2,871)	(1,125)
Payment of software development costs	(2,890)	(2,577)
Cash and cash equivalents used in investing activities	(5,761)	(3,702)
Cash flows from financing activities
Repayment of finance leases	(8)	(12)
Proceeds from exercise of stock options	700	4,237
Repurchase and retirement of common stock	(25,000)	—
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(3,392)	(1,363)
Cash and cash equivalents (used in) provided by financing activities	(27,700)	2,862
Effect of currency exchange rate changes on cash and cash equivalents	(962)	(165)
Net (decrease) increase in cash and cash equivalents	(12,452)	25,474
Cash and cash equivalents, beginning of period	100,567	71,545
Cash and cash equivalents, end of period	$88,115	$97,019

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$43,490	$41,575	$128,589	$122,284

Gross profit (GAAP)	$33,217	$31,475	$97,527	$94,243
Plus: Stock-based compensation expense included within cost of revenue	252	169	748	665
Gross profit (Non-GAAP)	$33,469	$31,644	$98,275	$94,908
Gross margin (GAAP)	76%	76%	76%	77%
Gross margin (Non-GAAP)	77%	76%	76%	78%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses (GAAP)	$31,516	$27,921	$89,091	$80,864
Less: Stock-based compensation expense included within operating expenses	3,127	2,946	9,237	9,074
Less: Transaction costs in connection with CommerceHub merger included within operating expenses	3,249	—	3,249	—
Less: Lease abandonment and related costs included within operating expenses	179	—	467	—
Less: Headquarters relocation costs included within operating expenses	76	—	76	—
Plus: Contingent consideration fair value adjustment included within operating expenses	—	—	—	(1,313)
Operating expenses (Non-GAAP)	$24,885	$24,975	$76,062	$73,103

Reconciliation of GAAP Income from Operations and GAAP Operating Margin to Non-GAAP Income from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$43,490	$41,575	$128,589	$122,284

Income from operations (GAAP)	$1,701	$3,554	$8,436	$13,379
Plus: Stock-based compensation expense	3,379	3,115	9,985	9,739
Plus: Transaction costs in connection with CommerceHub merger	3,249	—	3,249	—
Plus: Lease abandonment and related costs	179	—	467	—
Plus: Headquarters relocation costs	76	—	76	—
Less: Contingent consideration fair value adjustment	—	—	—	(1,313)
Income from operations (Non-GAAP)	$8,584	$6,669	$22,213	$21,805
Operating margin (GAAP)	4%	9%	7%	11%
Operating margin (Non-GAAP)	20%	16%	17%	18%

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income (GAAP)	$(99)	$3,529	$3,562	$13,546
Plus: Stock-based compensation expense	3,379	3,115	9,985	9,739
Plus: Transaction costs in connection with CommerceHub merger	3,249	—	3,249	—
Plus: Lease abandonment and related costs	179	—	467	—
Plus: Headquarters relocation costs	76	—	76	—
Less: Contingent consideration fair value adjustment	—	—	—	(1,313)
Net income (Non-GAAP)	$6,784	$6,644	$17,339	$21,972

Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA and Adjusted EBITDA Margin
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income (GAAP)	$(99)	$3,529	$3,562	$13,546
Adjustments:
Interest (income) expense	(234)	30	(251)	96
Income tax expense (benefit)	2,039	(34)	5,130	(427)
Depreciation and amortization expense	1,497	1,585	4,461	5,064
Total adjustments	3,302	1,581	9,340	4,733
EBITDA	3,203	5,110	12,902	18,279
Stock-based compensation expense	3,379	3,115	9,985	9,739
Transaction costs in connection with CommerceHub merger	3,249	—	3,249	—
Lease abandonment and related costs	179	—	467	—
Headquarters relocation costs	76	—	76	—
Contingent consideration fair value adjustment	—	—	—	(1,313)
Adjusted EBITDA (Non-GAAP)	$10,086	$8,225	$26,679	$26,705

Revenue (GAAP)	$43,490	$41,575	$128,589	$122,284
Adjusted EBITDA margin (Non-GAAP)	23%	20%	21%	22%

Free Cash Flow Reconciliation
(unaudited; in thousands except share and per share data)
	Nine Months Ended September 30,
	2022	2021
Cash and cash equivalents provided by operating activities (GAAP)	$21,971	$26,479
Less: Purchases of property and equipment	(2,871)	(1,125)
Less: Payment of capitalized software development costs	(2,890)	(2,577)
Free cash flow (Non-GAAP)	$16,210	$22,777

Diluted weighted average shares outstanding	30,793,498	31,295,737
Free cash flow per diluted share (Non-GAAP)	$0.53	$0.73